                                                                   EXHIBIT 21


        ENSERCH Corporation, its subsidiaries and their subsidiaries and affiliates, respectively, on March 15, 1994, are listed below.

                                                                                    State or Country
       Name of Company                                                              of Incorporation

ENSERCH Corporation                                                                       Texas
       Lone Star Gas Company of Texas, Inc.                                               Texas
       National Pipeline Company                                                          Texas
       Enserch Gas Company                                                                Texas
       Enserch Gas Transmission Company                                                   Texas
       Lone Star Energy Company                                                           Texas
                Fleet Star of Texas, L.C. (1)                                             Texas
                TRANSTAR Technology, L.C. (1)                                             Texas
                Lone Star Plant Analytical Services, Inc.                                 Texas
                Lone Star Energy Plant Operations, Inc.                                   Texas
                Lone Star Gas Argentina, Inc.                                             Texas
       LS Energy, Inc.                                                                    Texas
       LS Services, Inc.                                                                  Texas
       Enserch Development Corporation                                                    Texas
                Enserch Development Corporation One, Inc.                               Delaware
                EDC Catskill Cogeneration, Inc.                                         Delaware
                EDC Four Inc.                                                           Delaware
                EDC Frederickson, Inc.                                                  Delaware
                EDC Northwest Cogeneration, Inc.                                        Delaware
                Enserch Development Corporation Hamakua, Inc.                             Texas
                Enserch Development Corporation Hawaii, Inc.                              Texas
       Ensat Cogeneration Company                                                         Texas
       Enserch Processing, Inc.                                                           Texas
       Enserch Exploration, Inc.                                                        Delaware
       Enserch SACROC, Inc.                                                               Texas
       Enserch International Exploration, Inc.                                            Texas
                Enserch Far East Ltd.                                                Cayman Islands
                Enserch Malaysia Ltd.                                                Cayman Islands
                Enserch Offshore Java Ltd.                                           Cayman Islands
                Enserch Tunisia, Inc.                                                     Texas
                Enserch Exploration (U.K.) Limited                                   United Kingdom
       Enserch International Investments Limited                                        Delaware
                Enserch Holdings Limited*                                            United Kingdom
                Humphreys & Glasgow Limited*                                         United Kingdom
                Process Engineering, Inc.                                               Delaware
                Earl & Wright Ltd.*                                                  United Kingdom
       Enserch Capital L.L.C.                                                           Delaware
       ENSERCH Finance N.V.                                                       Netherlands Antilles
       Enserch Preferred Capital, Inc.                                                  Delaware
       Enserch House, Inc.                                                                Texas
       ENS Insurance Company                                                             Vermont
       ENS Claims Management, Inc.                                                      Delaware
       Enserch Shirley, Inc.                                                            Delaware
       Aleasco, Inc.                                                                     Alaska
       Enserch E&C Holdings, Inc.                                                        Nevada
                Enserch E&C, Inc.                                                        Nevada
                Ebasco Industries Inc. (Delaware)                                       Delaware
                       Ebasco B.V.                                                     Netherlands
                                Ebasco Italia S.r.l.                                      Italy
                       Industrial Assistance Corporation                                Delaware
                       Ebasco Dorsch Consultants Inc. (2)                               Delaware
                       Enserch Engineers & Constructors, Inc.                             Texas
                       Ebasco Cayman Limited                                         Cayman Islands
                                Ebasco Services Singapore Pte. Ltd.                     Singapore
                       Ebasco Energy A.G.                                              Switzerland
                                Ebasco Espana, S.A.*                                      Spain
                Ebasco International Corporation                                        Delaware
                       Shanghai Ebasco ECEPDI Engineering Corporation (1)                 China
                Ebasco Risk Management Consultants, Inc.                                New York
                       Associated Company Management of Ebasco Limited                   Bermuda
                       INDECS of Ebasco Inc.                                            Delaware
                Ebasco Services of Canada Limited                                        Canada
                Ebasco Sales Inc.                                                       Delaware
                Frank Moolin & Associates, Inc.                                          Alaska
                Ebasco Constructors International, Inc.                                 Delaware
                       Ebasco (U.K.) Limited                                         United Kingdom
                                Ebasco Limited                                       United Kingdom
                                Process Engineering International Limited            United Kingdom
                                        Humphreys & Glasgow (Malaysia) Sdn. Bhd.        Malaysia
                                        Humphreys & Glasgow (Canada) Limited             Canada
                                        Humphreys & Glasgow Pacific Pty. Limited        Australia
                ENS Equipment Corporation                                               Delaware
                Hittman Ebasco Associates Inc.                                          Delaware
                E & L Technologies Inc.                                                 Delaware
                       E & L Engineering Inc.                                           Delaware
                       E & L Associates, Inc.                                          California
                                E & L International, Inc.                              California
                Enserch Environmental Corporation                                         Texas
                       Ebasco Environmental International, Inc.                         Delaware
                       Enserch Environmental Management Company, Inc.(3)                Delaware


* Company in liquidation.
(1)    50% owned by parent corporation.
(2)    80% owned by parent corporation.
(3)    67% owned by parent corporation.

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       Except as noted above, the voting stock of each subsidiary company and their subsidiaries and affiliates is wholly owned (100%) by its parent. The financial statements of each subsidiary are included in the consolidated financial statements except that the equity method of accounting is used for subsidiaries in which the Corporation has 50% or less ownership. Such unconsolidated subsidiaries considered in the aggregate do not constitute a significant subsidiary.



                                         Partnership Affiliates
                                                                                        State of
                Name of Company                                                       Organization

EP Operating Limited Partnership                                                          Texas
Enserch Exploration Partners, Ltd.                                                        Texas
Enserch Processing Partners, Ltd.                                                         Texas
Encogen One Partners, Ltd.                                                                Texas
Encogen Hawaii, L.P.                                                                     Hawaii
Encogen Four Partners, L.P.                                                             Delaware
Encogen Frederickson, L.P.                                                              Delaware
Encogen Northwest, L.P.                                                                 Delaware
Gulf Coast Natural Gas Company**                                                          Texas
Lavair Cogeneration Limited Partnership                                                 Delaware
FinaStar Partnership**                                                                    Texas

**General partnership.

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